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                                   EXHIBIT 2
                                   ---------

                       DISCLAIMER OF BENEFICIAL OWNERSHIP
                       ----------------------------------

Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of this Schedule 13G shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by this Schedule 13G.


Date: February 4, 2000



                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         -----------------------------
                         Name:  Howard M. Darmstadter
                         Title: Assistant Secretary


                      CITIGROUP INC.



                      By: /s/ Glenn S. Gray
                         --------------------------------------------
                         Name:  Glenn S. Gray
                         Title: Assistant Secretary